[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION]

EXHIBIT 10.25

XENOGEN CORPORATION and TACONIC FARMS, INC.

License Agreement

1. Parties

1.1 TACONIC Farms, Inc., a New York corporation, having a principal place of business at 273 Hover Avenue, Germantown, New York 12526 USA (hereinafter “TACONIC”).

1.2 XENOGEN Corporation, a California corporation, having a principal place of business at 860 Atlantic Avenue, Alameda, California 94501 USA (hereinafter “XENOGEN”).

2. Background

2.1 TACONIC and XENOGEN wish to enter into this agreement (hereinafter “Agreement”), to develop and market Imaging Transgenic Animals and in furtherance of an ongoing strategic relationship in the field of transgenic animal models.

2.2 TACONIC is the exclusive sub-licensee of U.S. Patent Nos. 4,740,470, 5,464,764 and 5,487,992 (Capecchi et al., titled “Techniques for Selection of Homologous Recombination”) to sell animals created using this technology. TACONIC is also a licensee of U.S. Patent No. 4,873,191 (Wagner and Hoppe titled “Genetic Transformation of Zygotes”) to sell animals created using this technology. TACONIC has successfully marketed and promoted over forty transgenic animal lines to the biomedical research community and is in the business of breeding, producing and distributing animals for laboratory and research purposes.

2.3 XENOGEN is the exclusive licensee of U.S. Patent Number 5,650,135, directed to the detection of light emitted from a source within the body of a mammal (hereinafter the “Imaging Technology”). For the purposes of this Agreement, Imaging Technology includes the technology described and claimed in U.S. Patent Number 5,650,135, and any continuations,’ continuations-in-part, divisional, reissues, reexaminations, extensions and foreign counterparts thereof. XENOGEN has the expertise to develop Imaging Transgenic Animals (as defined below) and wishes to market Imaging Transgenic Animals and related in vivo imaging applications to biomedical researchers.

The parties agree as follows:

3. Definitions

3.1. “End Users” shall mean any entity, except XENOGEN, who has ordered and received Imaging Transgenic Animal through TACONIC pursuant to this Agreement.

3.2 “TACONIC Production Costs” shall mean cost of breeding services as defined under “Emerging Models Program” in Exhibit B. for a given model during a given period of time.

3.3 “Imagine Transgenic Animals” shall mean animals transgenic for a single luminescence reporter gene, as specified in Exhibit C, suitable for real time in vivo imaging using the Imaging Technology.

3.4 “Net Model Sales” shall mean the gross receipts of TACONIC from any sale, lease, or any other permitted transaction of Imaging Transgenic Animals less any discounts; allowance and credits to End-Users that are customary in the trade and actually given; packing/crating and insurance charges; and any sales and use taxes actually paid by TACONIC.

3.5 “Research Purposes” shall mean the use of Imaging Transgenic Animals in activities which are non-revenue producing, and specifically excludes any commercial use. The term “commercial use” includes, without limitation, the screening of compounds (e.g., for efficacy, toxicity, pharmacological characteristics, or environmental impact) either by the End User or as part of a service contract performed by or for a third party, profits stemming from sale, lease, or other commercial distribution of the Imaging Transgenic Animals or tissues derived therefrom.

3.6 “Commercial Licensees List” shall mean a list of commercial entities which are licensed by XENOGEN to use Imaging Technology.

3.7 “Non-Profit Entities List” shall mean a list of entities which XENOGEN has determined to have Non-Profit status for the purposes of obtaining a Non-Profit Imaging License and/or a Non-Profit Material Transfer Agreement (hereinafter “Non-Profit MTA”).

3.8. “Commercial End User” shall mean an End User who appears on the then-current version of the Commercial Licensees List.

3.9. “Non-Profit End User” shall mean an End User who appears on the then-current version of the Non-Profit Entities List.

3.10. “Requestor” shall mean an entity who requests to lease or purchase an Imaging Transgenic Animal from TACONIC.

4. Grant of Rights

4.1 Make, Breed and Use. XENOGEN grants to TACONIC a worldwide license to make, breed, and use Imaging Transgenic Animals, and a worldwide license to use Imaging Technology solely for quality control purposes in the making and breeding of such Imaging Transgenic Animals. Nothing in this Agreement shall be construed to give TACONIC any right to carry out pharmaceutical research (on behalf of itself or third parties) using Imaging Transgenic Animals. Non-limiting examples of pharmaceutical research include the screening of compounds (e.g., for target validation, efficacy, toxicity, pharmacological characteristics, or environmental impact), mapping of pathways, and any other research not directly related to performing quality control for purposes of making and breeding the Imaging Transgenic Animals. TACONIC grants to XENOGEN a worldwide license to make, breed and use Imaging Transgenic Animals, for subsequent distribution by TACONIC, under U.S. Patent Nos. 4,740,470, 5,464,764, 5,487,992, and 4,873,191 and any and all continuations, continuations-in-part, extensions, divisions, or reissues of such patents.

4.2 Lease, Distribute, Use, and Sale. XENOGEN grants to TACONIC the sole right to lease, distribute and sell Imaging Transgenic Animals to End-Users, subject to the conditions of Articles 4 and 5 herein.

4.3 Title to Imaging Transgenic Animals. The parties agree that all Imaging Transgenic Animals made pursuant in this Agreement shall be owned exclusively by XENOGEN.

5. Conditions of Transfer of Imaging Transgenic Animals to Third Parties

5.1 In response to a request to lease or purchase an Imaging Transgenic Animal, TACONIC shall determine whether the entity seeking to purchase the Imaging Transgenic Animal is on either the Commercial Licensees List or the Non-Profit Entities List. If the entity is not on either list, TACONIC shall contact XENOGEN for instructions on how to proceed. If the entity is on one of the lists, TACONIC may proceed with the sale of Imaging Transgenic Animals to the entity under the conditions contained in this Article 5.

5.2 Prior to the lease or sale of an Imaging Transgenic Animal to an entity on the Non-Profit Entities List, TACONIC will forward copies of the Non-Profit MTA and the Non-Profit Imaging License to the Requestor for execution. Upon receipt at TACONIC, copies of executed MTA’s and Imaging Licenses will be forwarded to XENOGEN for review and execution. TACONIC will not distribute any Imaging Transgenic Animals to the Requestor until the Requestor has returned to TACONIC an executed copy of the MTA and the Imaging License (by fax or otherwise). Subsequent distributions to Non-Profit End Users who have executed MTAs and Imaging Licenses will he made upon request, provided that no subsequent distributions will be made to those End Users who XENOGEN has identified in writing to TACONIC as in breach of an agreement or understanding with XENOGEN.

5.3 TACONIC may lease or sell Imaging Transgenic Animals to entities by the then-current Commercial Licensees List. Upon the lease or sale of an Imaging Transgenic Animal to an entity on the Commercial Licensees List, TACONIC will forward copies of the purchase order and invoice to XENOGEN. TACONIC shall not provide any Imaging Transgenic Animals to any commercial entity that is not on the most current Commercial Licensees List.

6. Obligations of Parties

TACONIC will provide the following development, quality assurance and marketing support for Imaging Transgenic Animal lines developed pursuant to this Agreement. The Imaging Transgenic Animal lines are to be obtained directly from XENOGEN. The Imaging Transgenic Animal lines will be determined by XENOGEN and listed in Attachment C.

6.1 TACONIC will:

•	Cesarean or embryo-transfer derived Imaging Transgenic Animals.

•	Maintain a foundation colony under defined flora conditions to supply breeders to the production colony.

•	Maintain a production colony in an Isolated Barrier Unit under Murine Pathogen Free conditions.

•	Use reasonable efforts to inform the biomedical research community about the Imaging Transgenic Animals. Such efforts include but are not limited to; attending relevant trade shows, sending mailers to researchers, a listing in TACONIC Product Guide and a listing in the TACONIC Website.

•	Provide initial technical advice to End-Users regarding the origin, use and characteristics of Imaging Transgenic Animals.

•	Refer requesting End-Users to XENOGEN for technical assistance regarding imaging equipment and procedures for imaging animals.

•	Process orders and distribute animals to End-Users.

6.2 XENOGEN will:

•	Provide or arrange for provision to TACONIC an appropriate number of each Imaging Transgenic Animal line for derivation by TACONIC.

•	Upon TACONIC’s request XENOGEN will train TACONIC personnel on how to perform the necessary genotypic and phenotypic assays to quality assure the Imaging Transgenic Animals.

•	Refer to TACONIC all Requestors for Imaging Transgenic Animals.

•	Provide technical assistance in producing marketing literature for the Imaging Transgenic Animals.

•	Provide technical assistance to End-Users regarding imaging equipment and procedures for imaging animals.

•	Provide to TACONIC, and update as necessary, the Commercial Licensees List and the Non-Profit Entities List.

7. Supply and Pricing

7.1 TACONIC’s initial list price for leasing Imaging Transgenic Animals will be established by XENOGEN with input from TACONIC.

8. Royalties, Payments and Reports

8.1 For the licenses and rights granted hereunder TACONIC agrees to pay XENOGEN a royalty (the “Royalty”) which shall be equal to * * * of the Net Model Sales for Imaging Transgenic Animals leased or sold by TACONIC from the commencement of the Agreement through the most recent reporting period.

8.2 TACONIC shall report to XENOGEN in writing within sixty (60) days after the end of each quarter (i) the quantities of each Imaging Transgenic Animal subject to royalty during said quarter and the Net Model sales thereon and (ii) TACONIC Production Costs for the same period. With said reports, TACONIC shall pay to XENOGEN any royalties due XENOGEN in accordance with Section 8.1 above.

* * * CONFIDENTIAL TREATMENT REQUESTED

8.3 Royalty reports and payments shall be sent to:

XENOGEN Corporation

860 Atlantic Avenue

Alameda, CA 94501

Attention: President

8.4 Within thirty (30) days after receiving the reports and payments in accordance with Section 8.2 above, XENOGEN shall pay to TACONIC any Production Costs due TACONIC.

8.5 At the commencement of this Agreement and within 60 days after the end of each quarter XENOGEN shall provide TACONIC with a report of the licensed users of Imaging Transgenic Animal technology.

8.6 TACONIC shall keep adequate records in sufficient detail to enable the royalties due from TACONIC hereunder to be determined.

9. Representations and Warranties.

9.1 XENOGEN represents and warrants to TACONIC that it is the exclusive licensee of the Imaging Technology and that it has the right, power and authority to grant the sub-licenses set forth in this Agreement.

9.2 TACONIC represents and warrants to XENOGEN that it has the right, power and authority to grant the sub-licenses set forth in this Agreement.

9.3 XENOGEN represents and warrants that the Imaging Transgenic Mice supplied to TACONIC under this Agreement shall conform to the definition of Imaging Transgenic Animals as set forth herein.

9.4 TACONIC represents and warrants that the Imaging Transgenic Mice sold or leased to End Users shall conform to the definition of Imaging Transgenic Animals as set forth herein.

10. Termination

10.1 Term. This Agreement shall be effective as of the last date of its execution and, unless earlier terminated upon mutual agreement of the Parties or in accordance with the provisions of this Article 10, this Agreement shall continue in force for a period of ten (10) years.

10.2 Termination by XENOGEN. Upon any material breach or default of this Agreement by TACONIC, XENOGEN shall have the right to terminate this Agreement upon thirty (30) days written notice to TACONIC. Unless TACONIC shall have cured any such breach prior to the expiration of such thirty (30) day period, the termination shall become effective upon expiration of such thirty (30) day period.

10.3 Termination by TACONIC. Upon any material breach or default of this by XENOGEN, TACONIC shall have the right to terminate this Agreement upon thirty (30) days written notice to XENOGEN. Unless XENOGEN shall have cured any such breach prior to the expiration of such thirty (30) day period, the termination shall become effective upon expiration of such thirty (30) day period.

10.4 Consequences of Termination. Upon termination of this Agreement for any reason other than expiration, the licenses granted under this Agreement terminate immediately, provided, however, that nothing herein shall be construed to release either party from any obligation that accrued or matured prior to the effective date of such termination.

11. Miscellaneous

11.1 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except in connection with the sale of all or substantially all of the business to which this Agreement pertains. Any permitted assignee must agree in writing to be bound by the terms and conditions of this Agreement prior to such assignment. For the purposes of this Section 11.1, an “assignment” shall include any change in control of a party whereby another person or entity acquires fifty percent (50%) or greater ownership of such party.

11.2 Notices. Any notices or other communications required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, first class mail, or confirmed facsimile transmission to the addresses of the parties set forth on the first page of this Agreement. Any such notice or communication shall be effective upon receipt.

11.3 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER TACONIC OR XENOGEN SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

11.4 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of California, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

11.5 Force Majeure. No party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

11.6 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

11.7 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

11.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

11.9 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

11.10 Entire Agreement. This Agreement, together with its Appendices, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WlTNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

XENOGEN		TACONIC FARMS, INC.

By	/s/ Pamela Reilly Contag	By	/s/ Samuel G. Phelan

Name	Pamela Reilly Contag	Name	Samuel G. Phelan

Title	President	Title	Treasurer

Date	12/29/99	Date	1/13/00

Exhibit A

Agreements

Non-Profit Material Transfer Agreement

This Agreement is entered into by and between                      (hereinafter “INVESTIGATOR”) at                      (hereinafter “INSTITUTION”) and Xenogen Corporation, 860 Atlantic Avenue, Alameda, CA 94501 (hereinafter “XENOGEN”), in connection with Investigator’s purchase of Imaging Transgenic Animals from Taconic Farms, Inc. (hereinafter “TACONIC”).

1. The animals that are covered by this Agreement (the “Materials”) include:

(a) ** TACONIC to fill in specific name(s) of Imaging Transgenic Animals **, and

(b) Any substantially similar animals or progeny of the animals or other biological material (including associated know-how and data) that is replicated or derived therefrom by INVESTIGATOR or his co-workers and that could not have been made but for the Materials, know how, or data supplied by XENOGEN or TACONIC.

The Materials listed above are considered proprietary to XENOGEN. XENOGEN shall retain all title and interest in and to the Materials, and shall be free, in its sole discretion, to distribute the Materials to others and to use it for its own purposes.

2. The Materials shall not be transferred to others without the express written consent of XENOGEN. The Materials may not be used for any commercial purpose without the express written consent of XENOGEN.

3. INVESTIGATOR and INSTITUTION shall not distribute or release the Materials to any person other than laboratory personnel under INVESTIGATOR’s direct supervision and shall ensure that no one will be allowed to take or send these Materials to any other location unless written permission is obtained from XENOGEN. Neither the Materials nor any biological Materials treated therewith or derived therefrom will be used in human beings.

4. INVESTIGATOR and INSTITUTION agree that nothing herein shall be deemed to grant to either any rights under any XENOGEN patents nor any rights to use the Materials nor any products or processes involving the Materials for profit- making or commercial purposes. The Materials will not be used in research that is subject to consulting or licensing obligations to another for profit institution, corporation or business entity unless written permission is obtained from XENOGEN.

5. THE MATERIALS ARE EXPERIMENTAL IN NATURE AND ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. XENOGEN MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

6. In no event shall XENOGEN be liable for any use by INVESTIGATOR or INSTITUTION of the Materials or any loss, claim, damage or liability, of whatsoever kind or nature, which may arise from or in connection with this Agreement or the use, handling or storage of the Materials by INVESTIGATOR or INSTITUTION.

7. INVESTIGATOR will use the Materials in compliance with all applicable laws and governmental regulations, including current NIH guidelines for work with recombinant DNA.

8. Either party has the right to terminate this Agreement at any time, in which case INVESTIGATOR and INSTITUTION will discontinue within thirty (30) days the use of the Materials unless a new agreement between the parties is established. If no new Agreement is established between the parties, INVESTIGATOR and INSTITUTION agree, upon direction of XENOGEN, to return or destroy the Materials. Paragraphs 1,5,6 and 8 shall survive any termination of this agreement.

9. This Agreement shall be effective as of the last date signed by the parties below. The rights and obligations of the Investigator under this Agreement shall not be assignable without the prior written consent of Xenogen. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be effective unless the modification is in writing and signed by an authorized representative of each party. This Agreement and the rights of the parties shall be determined in accordance with the laws of the State of California. without reference to principles of conflicts of law.

XENOGEN CORPORATION	INVESTIGATOR

Name:	Name

Title:	Title

Signed	Signed

Date:	Date:

INSTITUTION

Name:

Title:

Signed:

Date:

Non-Profit Imaging License Agreement

This Agreement is entered into by and between                          (hereinafter “INVESTIGATOR”) at                          (hereinafter “INSTITUTION”) and XENOGEN Corporation, 860 Atlantic Avenue, Alameda, CA 94501 (hereinafter “XENOGEN”), in connection with INVESTIGATOR’s purchase of (*TACONIC fill-in*) (hereinafter “Imaging Transgenic Animals”) from TACONIC Farms, Inc. (hereinafter “TACONIC”).

XENOGEN has a proprietary interest in certain technology suitable for non- invasive in vivo imaging of light from mammals as claimed in U.S. Patent Number 5,650,135 (hereinafter “Imaging Technology”).

In the event that the INVESTIGATOR wishes to use the Imaging Technology to detect light emitted from the Imaging Transgenic Animals, XENOGEN agrees to provide the INVESTIGATOR with a limited license to the Imaging Technology under the following conditions:

1. As of the effective date of this Agreement, XENOGEN grants to the INVESTIGATOR a non-exclusive, non-transferable, royalty-free license (“License”) to detect light emitted from the Imaging Transgenic Animals using the Imaging Technology solely for non-profit educational and non-commercial academic research purposes at the INSTITUTION. The License is not transferable to any other animal(s) sold by TACONIC or to any cell, organism or animal produced by or for INVESTIGATOR. THE INVESTIGATOR SHALL NOT USE, OR KNOWINGLY PERMIT THE USE OF, THE IMAGING TRANSGENIC ANIMALS IN CONNECTION WITH THE IMAGING TECHNOLOGY FOR ANY EXPERIMENTS OR ACTIVITY WHERE A FOR-PROFIT ORGANIZATION FUNDS, IN WHOLE OR IN PART, SUCH ACTIVITIES OR POSSESSES ANY PRESENT OR FUTURE INTELLECTUAL PROPERTY OR CONTRACT RIGHT IN SUCH ACTIVITIES, UNLESS EXPRESS PRIOR WRITTEN CONSENT IS OBTAINED FROM XENOGEN.

2. This Agreement shall be effective as of the last date signed by the parties below. The rights and obligations of the INVESTIGATOR under this Agreement shall not be assignable without the prior written consent of XENOGEN. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be effective unless the modification is in writing and signed by an authorized representative of each party. This Agreement and the rights of the parties shall be determined in accordance with the laws of the State of California, without reference to principles of conflicts of law.

XENOGEN CORPORATION	INVESTIGATOR

Name:	Name:

Title:	Title:

Signed:	Signed:

Date:	Date:

Applicable Patents and Patent Applications

Knockout Models

Knockout models are produced and distributed under rights to United States Patent Nos. 5,464,764 and 5,487,992, 4,237,224, 4,468,464 and 4,740,470.

Transgenic Models

Transgenic Models are produced and distributed under right to United States Patent Nos. 4,873,191; 4,237,224; 4,468,464 and 4,740,470.

TSG-p53®, pim-1, TSG-p53®/Big Blue® mouse

These models are produced and distributed under rights to United States Patent Nos. 4,736,866; 5,087,571; 5,569,824; Patent/Applications Nos. 484,723 (Canada); 85 304490.7 (EEC); and 60-134452 (Japan)

Imaging Transgenic Animals.

The detection and/or imaging of light originating within mammals is covered by U.S. Patent Number $5,650,135, assigned to Stanford University and exclusively licensed by XENOGEN Corporation, Alameda, CA.

EXHIBIT B

TACONIC TRANSGENIC EXCHANGE

Breeding Services Unit Price List

PROPRIETARY MODELS PROGRAM

DERIVATION & QUARANTINE SERVICES:

QUARANTINE:
HEALTH PROFILE DETERMINATION PROGRAM: (Isolator holding 12 mouse cages (minimum of two pairs per line plus 2 mice to be used as sentinels)
$2,600/effort $270/week after completion of 6 week program

DONOR HOLDING/EXPANSION BREEDING: (Quarantined Microisolator maintenance of a line for purposes of breeding expansion to generate adequate numbers of donors prior to derivation)
$200/mouse line/week $350/rat line/week

DERIVATIONS: (Pricing for all Derivations assume that sufficient quantities of donor mice are provided within the appropriate age ranges so the derivation can commence the week following arrival of the mice.

QUICK VIRUS FREE EMBRYO TRANSFER (all donors are discarded immediately after transfer, customer must ship additional donors if first derivation attempt is unsuccessful, breeding of derived pups not done until after complete health clearance):

$3,200/effort

QUICK DEFINED FLORA EMBRYO TRANSFER (all donors are discarded immediately after transfer, customer must ship additional donors if first derivation attempt is unsuccessful, breeding of derived pups not done until after complete health clearance):

$4,100/effort

VIRUS FREE EMBRYO TRANSFER (Donors are not discarded until after derived pups are weaned, derived pups may be bred pending complete health clearance)
$5,500/effort

DEFINED FLORA EMBRYO TRANSFER (Donors are not discarded until after derived pups are weaned, derived pups may be bred pending complete health clearance):
$6,000/effort

GERM FREE CESAREAN DERIVATION: (Donors are not discarded until after derived pups are weaned, derived pups may be bred pending complete health clearance):
Mice $7,500/effort Rats $10,000/effort

ONGOING COLONY MAINTENANCE: HUSBANDRY: GNOTOBIOTIC ISOLATOR (12 mouse cages) Foundation Colony:	$270/isolator/week

VIRUS FREE PRODUCTION: Mouse Cage Rat Cage	$13.25/week $22.00/week

MPF PRODUCTION: Mouse Cage Rat Cage	$9.25/week $18.00/week

GENOTYPING & BIOPSIES: BIOPSY COLLECTION: (includes biopsy collection, pedigree log preparation and sorting based on genotype results) Tails:	$ 1.90/mouse
Blood (price dependent on quantity & processing procedures):	$ 6.75/mouse

BIOPSY PACKAGING & SHIPPING: wet ice in standard vials dry ice in standard vials	$50.00/package $75.00/package

DNA ASSAYS FOR GENOTYPING & GENETIC CHARACTERIZATION

DNA Profile Characterization, two enzymes-two probes

One-time Fee for Setup of Southern Blot Assay

One-time Fee for Setup of Slot Blot or PCR assay

Southern Blot Analysis ($550 minimum)

Slot Blot Assay ($325 minimum)

PCR Assay ($200 minimum)

$175/mouse $975.00 minimum $50.00 minimum $50.00/sample $28.00/sample $23.00/sample

See current Commercial Price List for further details on quantity discounts

ORDER PROCESSING & SHIPMENTS

Order Processing for shipments to Investigator Lab

Order Processing for shipments to Third Parties

Order Processing for International Shipments

TTC Shipping Cage

TTC Dividers

Delivery:

no charge $30.00/shipment $50.00/shipment $22.00/TTC $2.75/divider Commercial Rates

CRYOPRESERVATION: Pilot Program	$800/line
Long-term Cryopreservation (per embryo price)	determined by Pilot Program

Annual Storage Fee up to 500 embryos	$175/year

EMERGING MODELS PROGRAM

Unit Prices for the Emerging Model Program are the same as those for the Proprietary Models Program except for the following items:

DERIVATION & QUARANTINE SERVICES: (50% discount)

QUICK DEFINED FLORA EMBRYO TRANSFER (all donors are discarded immediately after transfer, customer must ship additional donors if first derivation attempt is unsuccessful, breeding of derived pups not done until after complete health clearance):

$2,050/effort

DEFINED FLORA EMBRYO TRANSFER (Donors are not discarded until after derived pups are weaned, derived pups may be bred pending complete health clearance):

$3,000/effort

GERM FREE CESAREAN DERIVATION: (Donors are not discarded until after derived pups are weaned, derived pups may be bred pending complete health clearance):

Mice $3,750/effort Rats $5,000/effort

ONGOING COLONY MAINTENANCE: (10% discount) HUSBANDRY: MPF PRODUCTION: Mouse Cage Rat Cage	$ 8.30/week $16.00/week

GENOTYPING & BIOPSIES: DNA ASSAYS FOR GENOTYPING & GENETIC CHARACTERIZATION
Southern Blot Analysis ($550 minimum) Slot Blot Assay ($325 minimum) PCR Assay ($200 minimum)	$50/sample $28/sample $23/sample

MODEL PROMOTION & DISTRIBUTION

Taconic is reimbursed for marketing and applicable licensing costs based upon the number of animals shipped to Third Parties and the cost recovery fee paid by Third Parties

MARKETING FEE	20% of cost recovery fees invoiced to third parties

PATENT LICENSING ROYALTIES	% varies depending upon applicable licensing

All Order Processing and Shipment costs (as specified above) are paid by Third Party end users.

MATERIAL TRANSFER AGREEMENT ADMINISTRATION
Models distributed with no MTA	no charge
Models distributed under Label License	$l0.00/order
Models distributed under executed MTA	$30.00/order

EXHIBIT C

IMAGING TRANSGENIC ANIMAL LINES

Line Name
1. 2. 3. 4. 5. 6. 7. 8. 9. 10

Amd to 10.26

[GRAPHIC]	Amendment No. 1 to License Agreement between XENOGEN CORPORATION and TACONIC FARMS, INC.

This Amendment No. 1, dated as of July 1, 2002 is entered into by and between Xenogen Corporation (“XENOGEN”) and Taconic Farms, Inc. (“COMPANY”).

WHEREAS, XENOGEN and COMPANY entered into a license agreement, dated as of January 13, 2000 (the “Agreement”); and

WHEREAS, XENOGEN and COMPANY wish to amend the Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.	Exhibit A is hereby deleted in its entirety and replaced by the attached Exhibit 1

2	Except as modified herein, all other terms and provisions of the Agreement are unchanged and remain in full force and effect.

3.	In the event there is any conflict or inconsistency between the Agreement and this Amendment, the Amendment supersedes the Agreement.

4	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.	IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to be effective on the day and year set forth above.

XENOGEN CORPORATION		TACONIC FARMS, INC.

By:	/s/ Tony Purchio	By:	/s/ Illegible

Name:	Tony Purchio	Name:	Illegible

Title:	Illegible	Title:	Treasurer

Date:	Illegible	Date:	Illegible

[GRAPHIC]

Exhibit 1

[GRAPHIC]	RESEARCH MATERIAL TRANSFER AGREEMENT

PLEASE RETURN TO	REQUEST ID MTA

Legal Department
Xenogen Corporation
860 Atlantic Avenue
Alameda, CA 94501
Direct phone: 510-291-6283
Facsimile: 510-291-6243

This Agreement is made as of                      (the “Effective Date”) by and between Dr.                      (“SCIENTIST”),                      (“INSTITUTION”), and Xenogen Corporation, having a principal place of business at 860 Atlantic Avenue, Alameda, California 94501 (“XENOGEN”), in connection with SCIENTIST’S purchase of Imaging Transgenic Animals from Taconic Farms, Inc. (“TACONIC”) (each a “Party, collectively the “Party”).

1.	Definitions

1.1 “Derived Material” means any cell, tissues, and other biological materials, without limitation nucleic acid, protein, peptide, lipid, carbohydrate or small molecules, isolated from the “Tg Animals” as defined in Section 1.4. In the case of cell lines made using cells isolated from the Tg Animals (“Cell Lines”), the term “Derived Materials” includes all cells and cell lines that are descendents of such Cell Lines.

1.2 “For-profit Organization” shall mean any organization that is not a “Nonprofit Organization” as defined in Section 1.3.

1.3 “Nonprofit Organization” shall mean (i) an university or other institution of higher education; (ii) an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)(3)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)); or (iii) any nonprofit organization located in a foreign country that would qualify as a nonprofit organization under section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)(3)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) if it were located in the United States.

1.4 “Tg Animals” shall mean:

(a)	light-producing transgenic animals owned by XENOGEN that are specified in Exhibit A hereto and that are transferred by TACONIC to INSTITUTION;

(b)	any related materials that are received by SCIENTIST from TACONIC;

(c)	any replicates or progeny specified in Section 1.4(a) and (b); and

(d)	Derived Materials.

1.5 “Xenogen Imaging Technology” means the technology owned or controlled by XENOGEN and claimed in (i) U.S. Patent Nos. 5,650,135 and 6,217,847; (ii) all divisions, substitutions, continuations, and continuations-in-part applications of (i); (iii) all foreign counterparts of any of the preceding; and (iv) all patents issuing on any of the preceding, including reissues, reexaminations and extensions.

2 Tg Animals, Title, Ownership and Intellectual Property.

2.1 Title in Tg Animals; Bailment. SCIENTIST and INSTITUTION agree that, as between the Parties, the Tg Animals are and shall be owned and/or controlled exclusively by XENOGEN, and that this Agreement creates a bailment by SCIENTIST and INSTITUTION with respect to any and all such Tg Animals. Neither SCIENTIST nor INSTITUTION shall imply or represent to any person that they are the owners of the Tg Animals.

2.2 Intellectual Property. SCIENTIST and INSTITUTION agree that all intellectual property rights relating to the Tg Animals (including, but not limited to, those rights concerning the composition, methods of production, or uses, of the Tg Animals) are and shall continue to be owned and/or controlled exclusively by XENOGEN.

2.3 Inventions. If SCIENTIST’s and INSTITUTION’s use of the Tg Animals hereunder results in an invention or discovery relating to a new use, improvement, or enhancement of the Tg Animals, whether patentable or not, (“Invention”) SCIENTIST and INSTITUTION shall promptly disclose the Invention to XENOGEN. If XENOGEN or INSTITUTION decides that a patent application should be filed, XENOGEN shall have thirty (30) days to decide whether it will support all reasonable patent filing costs for such Invention. In consideration of XENOGEN’s providing access to the Tg Animals and supporting the reasonable patent filing costs, INSTITUTION, to the extent it is legally able to do so and subject to its obligations to the U.S. government under federal funding and regulations (if any), hereby grants XENOGEN a four (4) month option (after the filing of a patent application on the Invention) to initiate negotiations for a non-exclusive license, at a reasonable royalty and other terms customary in the industry to be negotiated in good faith, to commercialize and market the Invention. INSTITUTION hereby grants XENOGEN an irrevocable royalty-free, worldwide, non-exclusive license to make and use the Invention for XENOGEN’s internal research purposes.

3. Limitation of Use. SCIENTIST and INSTITUTION shall not breed the Tg Animals. The Tg Animals will be used only by SCIENTIST and INSTITUTION in SCIENTIST’s and INSTITUTION’s facilities under suitable conditions. SCIENTIST and INSTITUTION acknowledge that the Tg Animals are experimental in nature and may have unknown characteristics. Therefore, INSTITUTION and SCIENTIST agree to use prudence and all reasonable care in the use, handling, storage, transportation and disposition and containment of the Tg Animals and to maintain the Tg Animals under suitable containment conditions in compliance with all applicable federal, state and local laws and regulations, including current NIH guidelines for work with recombinant DNA and work with laboratory animals. Neither SCIENTIST nor INSTITUTION shall use the Tg Animals for any human in vivo use whatsoever, or for any human in vitro diagnostic or therapeutic applications. Tg Animals will not be used for commercial purposes. Neither SCIENTIST nor INSTITUTION shall transfer the Tg Animals to any third party, any facility not under direct control of SCIENTIST and INSTITUTION, or transfer Tg Animals to any person or entity who is not under the immediate and direct employment of SCIENTIST and INSTITUTION. Neither SCIENTIST nor INSTITUTION shall use, or shall knowingly permit use of the Tg Animals for any activity where a For-profit Organization funds, in whole or in part, such activity or possesses any intellectual property or contract right in or arising from such activity, unless express prior written consent is obtained from XENOGEN. Tg Animals will not be used in research that is subject to consulting or licensing obligations to another For-profit Organization unless written permission is obtained from XENOGEN. SCIENTIST and INSTITUTION shall notify XENOGEN in writing of the identity of any Nonprofit Organization or government entity that funds, in whole or in part, SCIENTIST’s research under this Agreement or possesses any intellectual property or contract right in or arising from such research. SCIENTIST and INSTITUTION shall immediately notify XENOGEN of any unauthorized transfer, disclosure, use of or access to the Tg Animals and shall assist XENOGEN in taking appropriate remedial action. SCIENTIST and INSTITUTION shall not attempt to alter or modify the Tg Animals in any other way without the further prior written consent of XENOGEN. Moreover, SCIENTIST and INSTITUTION shall not attempt, directly or indirectly, to re-engineer the Tg Animals, or extract or transfer any genetic material from the Tg Animals to another organism.

4. Disclaimer. THE TG ANIMALS ARE PROVIDED TO SCIENTIST AND INSTITUTION “AS-IS” AND WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. XENOGEN SHALL NOT BE LIABLE FOR ANY USE OF THE TG ANIMALS BY SCIENTIST AND INSTITUTION, OR FOR ANY LOSS, CLAIM, DAMAGE, OR LIABILITY OF ANY KIND, THAT MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR FROM THE USE, HANDLING OR STORAGE OF THE TG ANIMALS. NO INDEMNIFICATION FOR ANY LOSS, CLAIM, DAMAGE, OR LIABILITY IS INTENDED OR SHALL BE PROVIDED BY ANY PARTY UNDER THIS AGREEMENT. XENOGEN MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE TG ANIMALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

5. No Conflicts. Each of SCIENTIST and INSTITUTION represents that it is authorized to enter into this Agreement and that no other contract or obligation conflicts with the obligations to be assumed by SCIENTIST or INSTITUTION under this Agreement. SCIENTIST and INSTITUTION further represent that during the term of this Agreement they will not enter into a contract or assume obligations that conflict with their obligations to XENOGEN under Section 2.3, without first notifying XENOGEN.

6. Licenses.

6.1 Imaging License. As of the Effective Date of this Agreement, XENOGEN grants to SCIENTIST a non-exclusive, non-transferable, royalty-free, limited license (“Imaging License”) to use Xenogen Imaging Technology during the term of this Agreement solely for non-profit, educational and non-commercial, academic research purposes at INSTITUTION. Neither SCIENTIST nor INSTITUTION shall use the Xenogen Imaging Technology for any activity where a For-profit Organization funds, in whole or in part, such activity or possesses any intellectual property or contract right in or arising from such activity, unless express prior written consent is obtained from XENOGEN.

6.2 No Implied Licenses. Only the license granted pursuant to the express terms of this Article 6 shall be of any legal force or effect. No other license rights shall be granted or created by implication, estoppel or otherwise. Further, nothing herein shall be deemed to grant any rights to use the Tg Animals or any products or processes involving the Tg Animals for profit-making or commercial purposes. For the avoidance of doubt, SCIENTIST and INSTITUTION do not have any license or rights to breed Tg Animals.

7.2 Termination for Cause. This Agreement will automatically terminate in the event that SCIENTIST or INSTITUTION partakes in the breeding of the Tg Animals

7.3 Termination without Cause. This Agreement may be terminated by either Party upon thirty (30) days written notice to the other Party.

7.4 Effect of Termination. Termination of this Agreement for any reason shall not release either Party from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. Upon the termination of this Agreement for any reason: (a) SCIENTIST and INSTITUTION shall have no further right to use or evaluate Tg Animals and Xenogen Imaging Technology; and (b) SCIENTIST and INSTITUTION shall promptly (1) destroy all the Tg Animals and (2) provide XENOGEN written confirmation thereof. Termination of this Agreement shall discharge all rights and obligations of the Parties hereunder, except that Articles 1, 2, 3, 4 and Sections 6.2, 7.4 and 8.5 shall survive any termination hereof.

8. Miscellaneous.

8.1 Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a license, partnership, agency, employer-employee, or joint-venture relationship between the Parties. Except as specifically provided herein, (i) neither SCIENTIST nor INSTITUTION shall make any representations or commitments on behalf of XENOGEN; and (ii) XENOGEN shall not make any representations or commitments on behalf of SCIENTIST or INSTITUTION.

8.2 Amendments. This Agreement may not be amended or modified except by a written agreement signed by the Parties.

8.3 Assignability. The rights and obligations of SCIENTIST and INSTITUTION under this Agreement shall not be assignable without the prior written consent of XENOGEN. XENOGEN may transfer or assign this Agreement or all of that its rights and obligations hereunder, without the prior written consent of the other Parties, solely (i) in connection with the transfer or sale of all or substantially all of its business relating to the subject matter of this Agreement, or (ii) in the event of its merger or consolidation or change in control. Any transfer or assignment not authorized under this Agreement shall be null and void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

8.4 Integration. This Agreement shall constitute the entire agreement between the Parties and shall supersede all other agreements, whether written or oral, relating to the subject matter hereof.

8.5 Governing Law; Venue. This Agreement and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws principles. The exclusive venue of any dispute arising out of or in connection with the performance or breach of this Agreement shall be the California state courts located in Alameda County, California or the or U.S. district court for the Northern District of California, and the Parties hereby consent to the personal jurisdiction of such courts.

8.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic mail or facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

INSTITUTION:

SCIENTIST:

XENOGEN:	Xenogen Corporation
860 Atlantic Avenue
Alameda, CA 94501
Attn: Legal Department

Notices shall be deemed given as of the date received at the specified address.

IN WITNESS WHEREOF, the Parties hereby execute this Agreement by their respective duly authorized representatives.

SCIENTIST		XENOGEN CORPORATION

Signed:		Signed:

Name:	[ ]	Name:

Title:	[ ]	Title:	[ ]

Date:

INSTITUTION

Signed:

Name:

Title:

Date:

EXHIBIT A

Description of Tg Animals

[                    ]-luc transgenic mice (Taconic # [                    ])